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                                                                    EXHIBIT 4.1

"THIS CERTIFICATE IS RESTRICTED FROM TRANSFER AS INDICATED ON REVERSE SIDE."

COMMON STOCK                                                       COMMON STOCK
   NUMBER                            INAMED                           SHARES



           INAMED CORPORATION                 CUSIP 453235 10 3
           INCORPORATED UNDER                 SEE REVERSE FOR CERTAIN
           THE LAWS OF THE STATE              DEFINITIONS
           OF DELAWARE

THIS CERTIFIES THAT




IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

                               INAMED CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

/s/Carol Brennan               INAMED CORPORATION             /s/Richard Babbitt
SECRETARY                           CORPORATE                       CHAIRMAN
                                      SEAL
                                      1998
                                    DELAWARE

COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT AND REGISTRAR

By
                  AUTHORIZED SIGNATURE

         The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional,
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or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between INAMED Corporation and U.S. Stock Transfer Corporation dated as of June 2, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of INAMED Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. INAMED Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights in such jurisdiction shall not have been obtained or obtainable.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -  as tenants in common
TEN ENT   -  as tenants by the entireties
JT TEN    -  as joint tenants with right of survivorship and not as tenants in common
COM PROP  -  as community property

UNIF GIFT MIN ACT - ...................... Custodian ..........................
                           (Cust)                             (Minor)
                                            under Uniform Gifts to Minors
                                  Act ..........................................
                                                       (State)
UNIF TRF MIN ACT - ....................... Custodian (until age ..............)
                           (Cust)      ................. under Uniform Transfers
                                             (Minor)
                                    to Minors Act ..............................
                                                            (State)

Additional abbreviations may also be used though not in the above list.

     For Value Received, ________________________hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]


  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_______________________


                           NOTICE      _________________________________________
                                       THE SIGNATURE TO THIS ASSIGNMENT MUST
                                       CORRESPOND WITH THE NAME AS WRITTEN UPON
                                       THE FACE OF THE CERTIFICATE IN EVERY
                                       PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature Guaranteed

"THE HOLDER REPRESENTS THAT THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE OR DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT. THESE SHARES MAY BE TRANSFERRED ONLY UNDER AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER RULE 144 OF THE GENERAL RULE AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO A "NO-ACTION" LETTER ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION."